UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 15, 2015

WESTWOOD HOLDINGS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31234	75-2969997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Crescent Court, Suite 1200

Dallas, Texas 75201

(Address of principal executive offices, including zip code)

(214) 756-6900

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 15, 2015 (the “Signing Date”), Westwood Holdings Group, Inc. (“Westwood”) entered into a definitive agreement to acquire Woodway Financial Advisors, A Trust Company (“Woodway”). The acquisition will occur pursuant to a Reorganization Agreement and Agreement and Plan of Merger (the “Merger Agreement”), by and among Westwood, Westwood Trust, a Texas trust association wholly-owned by Westwood (“Westwood Trust”), Woodway and shareholders of Woodway. Woodway is a private wealth and trust company based in Houston, Texas and manages over $1.6 billion in private wealth client assets and has 27 employees. Based on information provided by Woodway, its fiscal 2014 revenues and earnings before income taxes, depreciation and amortization are estimated to be approximately $10.4 million and $5.2 million, respectively.

Woodway will merge with Westwood Trust, with Westwood Trust being the surviving entity (the “Merger”). Each membership interest in Woodway will be converted into the right to receive the merger consideration from Westwood. The total merger consideration is (i) $32 million, subject to adjustment for the amount of Woodway’s working capital at closing, and subject to reduction for Woodway’s outstanding indebtedness and unpaid transaction expenses as of closing, and (ii) an Earn-Out Amount equal to annualized revenue from the post-closing business of Woodway for the twelve month period following the effective time of the Merger (the “Earn-Out Period”), adjusted for clients or accounts that have terminated, and capped at $15 million (the “Earn-Out Amount”).

Approximately 73% of the total merger consideration will be paid in cash. The remaining 27% will be paid through the issuance of shares of Westwood common stock. The number of shares of Westwood common stock comprising the stock portion of the initial merger consideration payable at closing will be determined by dividing the dollar amount of the portion of such payment consisting of Westwood common stock by the average closing price of Westwood common stock over the 15 business days prior to the Signing Date. The number of shares of Westwood common stock comprising the stock portion of the Earn-Out Amount will be determined by dividing the dollar amount of such payment consisting of Westwood common stock by the average closing price of Westwood common stock for the last 30 days of the Earn-Out Period.

The shares of Westwood common stock issued pursuant to the Merger will be issued only to “accredited investors” within the meaning of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”). No public offering of securities is contemplated.

The Merger Agreement contains customary representations, warranties and covenants by the parties, as well as indemnification rights of both parties. Subject to customary loss baskets and caps, breach of the representations, warranties or covenants of Woodway or the Woodway Shareholders may be recouped or set off against the Earn-Out Amount.

Each of the board of directors of Westwood, Westwood Trust and Woodway have approved the Merger and Merger Agreement. The Merger is subject to approval by the shareholders of Woodway. Woodway shareholders holding greater than 99% of the voting capital stock of Woodway have executed irrevocable proxies in favor of the Merger. The Merger is subject to the approval of the Texas Department of Banking.

The completion of the Merger is subject to customary closing conditions, including the absence of any material adverse effect on the business and operations of Woodway.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Westwood or Woodway. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule provided by Woodway to Westwood in connection with the signing of the Merger Agreement (the “Disclosure Schedule”). The Disclosure Schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.

Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Westwood and Woodway rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of any facts about Westwood or Woodway.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to: (i) statements about the benefits of the Merger; (ii) future financial and operating results following the Merger; (iii) the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; (iv) the competitive position and opportunities of the combined company; (v) the impact of the Merger on the market for the combined company’s products; and (vi) the timing of the completion of the Merger. In addition, words such as “anticipate,” “believe,” “budget,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are based upon the current beliefs and expectations of Westwood’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of Westwood. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: the ability to identify and successfully market services that appeal to our customers; the significant concentration of our revenues among a few customers; our ability to retain qualified personnel; our ability to successfully develop and market new asset classes; our ability to maintain our fee structure in light of competitive fee pressures; completion in the marketplace; downturns in the financial markets; new legislation adversely affecting the financial services industries; interest rates; changes in our effective tax rate; our ability to maintain an effective system of internal controls; and the other risks detailed from time to time our Securities and Exchange Commission filings. All forward-looking statements in this document are based on information available as of the date hereof, and Westwood assumes no obligation to update these forward-looking statements. Westwood reserves the right to modify future business or product plans at any time.

Item 3.02. Unregistered Sales of Equity Securities.

As described in Item 1.01 above, Westwood has entered into the Merger Agreement pursuant to which Westwood will issue shares of its common stock as part of the consideration upon consummation of the Merger. The number of shares of Westwood common stock comprising the stock portion of the initial merger consideration payable at closing will be determined by dividing the dollar amount of the portion of such payment consisting of Westwood common stock by the average closing price of Westwood common stock over the 15 business days prior to the Signing Date. The number of shares of Westwood common stock comprising the stock portion of the Earn-Out Amount will be determined by dividing the dollar amount of the portion of such payment consisting of Westwood common stock by the average closing price of Westwood Common Stock for the last 30 days of the Earn-Out Period.

The issuance and sale of the shares of Westwood common stock is exempt from registration under Section 4(a)(2) of the Securities Act because the transaction does not involve a public offering. Westwood has not engaged in general solicitation or advertising with regard to the issuance and sale of the Westwood common stock to be issued in the Merger.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The disclosure in this Item 3.02 is qualified by reference to the information set forth in Item 1.01 of this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On January 15, 2015, Westwood issued a press release announcing that it entered into the Merger Agreement. A copy of the press release, dated January 15, 2015, entitled “Westwood Holdings Group, Inc. to Expand Westwood Trust’s Private Wealth Platform by Acquiring Woodway Financial Advisors in Houston, Texas,” is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of Westwood under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits: The following Exhibits are furnished with this Report:

Exhibit Number	Description

2.1*	Reorganization Agreement and Agreement and Plan of Merger dated as of January 15, 2015 by and among Westwood Holdings Group, Inc. (a Delaware corporation), Westwood Trust (a Texas trust association), Woodway Financial Advisors, A Trust Company (a Texas trust association) and the Shareholders of Woodway Financial Advisors, A Trust Company

99.1	Press Release dated January 15, 2015, entitled “Westwood Holdings Group, Inc. to Expand Westwood Trust’s Private Wealth Platform by Acquiring Woodway Financial Advisors in Houston, Texas”

*	Schedules and certain exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Westwood hereby undertakes to furnish supplementally copies of any omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD HOLDINGS GROUP, INC.

Date: January 15, 2015	/s/ Brian O. Casey
Brian O. Casey,
President & Chief Executive Officer

Exhibit Index

Exhibit Number	Description

2.1*	Reorganization Agreement and Agreement and Plan of Merger dated as of January 15, 2015 by and among Westwood Holdings Group, Inc. (a Delaware corporation), Westwood Trust (a Texas trust association), Woodway Financial Advisors, A Trust Company (a Texas trust association) and the Shareholders of Woodway Financial Advisors, A Trust Company

99.1	Press Release dated January 15, 2015, entitled “Westwood Holdings Group, Inc. to Expand Westwood Trust’s Private Wealth Platform by Acquiring Woodway Financial Advisors in Houston, Texas”

*	Schedules and certain exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Westwood hereby undertakes to furnish supplementally copies of any omitted schedules and exhibits upon request by the SEC.